Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Enviri II Corporation of our report dated February 20, 2025, except for the effects of the revision discussed in Note 1 to the consolidated financial statements, as to which the date is February 24, 2026, relating to the financial statements and financial statement schedule of Enviri Corporation, which appears in Enviri II Corporation’s Amendment No. 3 to the Registration Statement on Form 10.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 1, 2026
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